UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                                       of
                            TEK DIGITEL CORPORATION
                            (A Wyoming Corporation)

     The undersigned persons, constituting all of the members of the board of directors ("Board") of TEK DIGITEL CORPORATION, a Wyoming corporation ("Company"), hereby take the following actions by unanimous written consent in lieu of a meeting, pursuant to the Wyoming Business Corporation Act:

     IT IS RESOLVED by the Board of Directors to take the following actions on behalf of the Company, for which purpose the Board formally adopts the resolutions set forth below:

1. 1999 New Hired Employee Stock Compensation. In recognition of the need for future business development and in order to retain highly trained computer professionals, the Board has unanimously approved the plan of stock compensation for new hired employees during the year of 1999. The new plan is based on the Company's existing 1997 Employee Stock Compensation Plan.

2. Stock Award and Stock Grant. Each new employee, hired before January 1, 2000 are entitled to a combination of Stock Award and Stock Grant. This combination consists of shares allocated from the company's existing 1997 Stock Award Plan and the 1997 Stock Option Plan. The number of shares that each new employee shall be entitled to will be determined based on the employee's experiences, the level of difficulties in recruiting employees of similar experiences, and the long term prospects of the employee.

3. Number of Shares. The number of shares and the combination of the Stock Award Plan shares versus the Stock Option Plan shares which is to be granted to each employee shall be determined jointly by the hiring manager, the President and the Board all together.

4. Valuation of The Stock Award Plan Shares. Each share of The Stock Award Plan shares is priced at 0.60 US dollars (or 60 cents) which is the 21 days average market price prior to this plan effective date. The employee will be responsible for the tax liability.

5. Vesting of The Stock Award Plan Shares. The Stock Award Plan shares shall be vested twice at the employee's first 6 months and 12 month employment after the employment date. At each time, one half (1/2) of the awarded shares are to be vested. The award date will be the starting date of the employment.

6. Exercise Price of The Stock Option Plan Shares. The exercise price of each Stock Option Plan share is set to 0.60 US dollars (or 60 cents) which is the 21 days average market price prior to this plan effective date.

7. Vesting of The Stock Option Plan Shares. Vesting of the Stock Option Plan shares will occur on a gradual basis over a 3-year period, beginning after the first 6 months of the grant day (the day of employment), in equal amounts every six months for a total of six vests.

8. Company Bought By, Sold To or Merged With Another Company. In the case that the Company is bought by, sold to or merged with another company ("event"), all granted Stock Option Plan shares are vested if the first employment anniversary has reached (after one year of employment). If the "event" occurs after the first 6 month employment, the employee is entitled to vest in one half (1/2) of the Stock Option Plan shares. For any additional month employed beyond the first 6 month, a 1/12 (one twelfth) of the Stock Option Plan shares are entitled for vesting. This "additional month" can only be a full month but not in fraction.

9. Termination of Employment. In the case if the employment is terminated by the Company with reasons not related to performance, the employee is entitled to shares previously vested plus the current 6-month vesting shares, if the termination occurs between the first 6 month and up to the first anniversary date (not inclusive) of the employment. If the termination occurs after the first employment anniversary date (inclusive), the employee is entitled to 50% of the shares that have not already been vested in addition to those previously vested shares.

10. Grace Period. Each employee terminated his/her employment with the company, shall have a grace period of 2 months to exercise his vested shares. The 2-month period starts at the official termination date.

11. New Issues of $3,000,000 (3 Million) Shares for the Stock Option Plan. In order to implement the aforesaid New Hire Stock Compensation Plan, an additional 3,000,000 shares of the company common stock shall be issued and added to Company's Stock Option Plan.

12.  The effective date of this resolution is May 1, 1999.




Signed: /s/ Robert G. Clarke                Signed: /s/ Ke-Ou Chao
        ------------------------------              ---------------------------
         Director: Robert G. Clarke                  Director: Ke-Ou Chao



Signed: /s/ Thomas Yang                     Signed: /s/ Enghe Chimood
        ------------------------------              ---------------------------
         Director: Thomas Yang                       Director: Enghe Chimood


(SEAL)